Contact:	Dennis Story	Terrie O’Hanlon
	Chief Financial Officer	Chief Marketing Officer
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7115	678-597-7120
	dstory@manh.com	tohanlon@manh.com

Manhattan Associates Reports Third Quarter
2008 Revenue and Earnings
ATLANTA — October 21, 2008 — Leading supply chain optimization provider Manhattan Associates, Inc. (NASDAQ: MANH) today reported third quarter 2008 Earnings Per Share (EPS) in line with adjusted guidance previously issued for the quarter. The Company also revised its Earnings Per Share guidance for the full year after recalibrating its outlook on market demand for the fourth quarter of 2008 based on challenging global economic conditions.
The Company’s third quarter adjusted diluted earnings per share were $0.34, equal to the same metric in the quarter ended September 30, 2007, and at the low end of the Company’s previously issued guidance range of $0.34 to $0.42 for the quarter ended September 30, 2008. GAAP diluted earnings per share were $0.18, a 38% decrease over the third quarter of 2007, on overall revenue of $82.7 million, which was down 2% from overall revenue posted in the third quarter of 2007.
Manhattan Associates President and CEO Pete Sinisgalli commented, “Due to downward pressure on economies worldwide, we saw a significant number of software license deals we expected to close in the third quarter slip to the fourth quarter, and possibly later. The silver lining in this challenging time is that our competitive win rate remains strong, and as the capital markets return to healthier levels, we are well positioned to win a greater share of business.”
“Our current market outlook assumes that market pressures similar to those in the third quarter continue through the fourth quarter,” Sinisgalli added. “We therefore have recalibrated our full-year 2008 Adjusted Earnings Per Share guidance to a range of $1.36 to $1.46, representing growth of between 5% and 12% over 2007 full-year Earnings Per Share.”

THIRD QUARTER FINANCIAL SUMMARY:
Summarized results for the 2008 third quarter, as compared to the 2007 third quarter, follow:
Earnings Per Share
•	Adjusted diluted earnings per share, a non-GAAP measure, remained unchanged at $0.34 per share for each of the quarters ended September 30, 2008 and 2007.

•	GAAP diluted earnings per share decreased 38% to $0.18 per share, which includes the impact of asset write-downs and the release of tax contingency reserves due to expiring tax audit statutes for 2004 and prior years.
Revenue
•	Consolidated revenue decreased 2% to $82.7 million. Currency changes during the quarter did not significantly impact total revenue.
-	License revenue decreased 20%, to $13.8 million.

-	Services revenue totaled $60.0 million, increasing 3%.
Operating Income
•	GAAP Operating income decreased 69% to $3.2 million, which includes $5.2 million in asset write-downs for a technology investment and an auction-rate security investment. Excluding the impact of currency changes, GAAP operating income decreased 75%.

•	Operating income, on a non-GAAP basis, decreased 17% to $10.6 million. Excluding the impact of currency changes, operating income on a non-GAAP basis decreased 21%.
Cash
•	Cash Flow from Operations was a record $18.4 million, increasing 190% over the third quarter of 2007, with Days Sales Outstanding of 79 days.

•	Cash and Investments on hand at September 30, 2008 was $82.8 million.
Common Share Repurchase
•	The Company repurchased 511,404 common shares totaling $12.6 million at an average share price of $24.73 in the third quarter of 2008, thereby completing its $50 million buyback program approved in October 2007.

•	In October 2008, the Board of Directors approved the repurchase of up to an additional $25 million of Manhattan Associates outstanding common stock.

YEAR-TO-DATE FINANCIAL SUMMARY:
Summarized results for the first nine months of 2008, as compared to the first nine months of 2007, follow:
Earnings Per Share
•	GAAP diluted earnings per share increased 5% to $0.84.

•	Adjusted diluted earnings per share, a non-GAAP measure, increased to $1.12, a 19% gain.
Revenue
•	Consolidated revenue increased 4% to $261.6 million. Excluding the impact of currency changes, revenue increased 3%.
-	License revenue decreased 5%, to $51.5 million.

-	Services revenue totaled $182.1 million, increasing 8%.
Operating Income
•	GAAP operating income decreased 19% to $25.6 million. Excluding the impact of currency changes, GAAP operating income decreased 20%.

•	On a non-GAAP basis, operating income slightly decreased from $37.3 million to $37.1 million. Excluding the impact of currency changes, operating income on a non-GAAP basis decreased 2%.
Tax Rate
•	GAAP and non-GAAP effective tax rates were 29.36% and 32.70% respectively, compared to 34.75% on a GAAP and non-GAAP basis in the first half of 2008. The lower tax rates primarily resulted from tax contingency reserves released due to expiring tax audit statutes.

•	On a non-GAAP basis, a lower tax rate was achieved through recognition of credits related to research and development and job training.
Common Share Repurchase
•	The Company repurchased approximately 1.1 million common shares during the first nine months of 2008 at an average share price of $23.72, for a total investment of $25.0 million
SALES ACHIEVEMENTS:
Significant sales-related achievements during the quarter include:
•	Closing four contracts of $1.0 million or more in recognized license revenue during the quarter. Year-to-date, the company has closed 11 contracts of this size.

•	Software license wins with new customers such as Chery Automobile Company, Ltd., Crete Carrier Corporation, Lennox International, Inc., Republic National Distributing Company, SamsonOpt, Santrade, Ltd., Select Carrier Group, Inc., The Men’s Wearhouse and Triplefin LLC.

•	Expanding partnerships with existing customers such as Amerisource Bergen Services Corporation, Anvil Knitwear, Inc., Belk, Inc, Clapper Technology Sdn Bhd, David’s Bridal,

Inc., DHL, Estes Express, Giant Eagle, Inc., GoldToeMoretz LLC, HoMedics, Jones Apparel Group, Inc., LeSaint Logistics, Natasha, Olympus America, Inc., Ozburn-Hessey Logistics,Inc., Polo Ralph Lauren, Robinson Manufacturing, The Apparel Group, Ltd., The Bunsha Company, Walgreen Co., Winzer and Wirtz Corporation.
FOURTH QUARTER STAFF ADJUSTMENTS
The Company also announced that, based on its view of intermediate-term market demand, it has identified over-staffed areas and eliminated approximately 150 positions worldwide to realign capacity with demand forecasts. The adjustment represents fewer than 7% of about 2,300 associates worldwide.
“While it is always difficult to release good associates, we took the responsible action of recalibrating our investment in staff based on our adjusted market outlook,” Sinisgalli said. “Based on our estimates, we remain sufficiently staffed to meet current and anticipated needs, and have protected our ability to continue investing in areas critical to our short- and long-term success,” he added.
“Most of the positions eliminated were in the United States, and most were in the Company’s Professional Services organization, which had been sized based on a growth trajectory no longer aligned with global economic conditions,” Sinisgalli concluded.
2008 GUIDANCE
Manhattan Associates provided the following diluted earnings per share guidance for the fourth quarter and full year 2008. A full reconciliation of GAAP to non-GAAP diluted earnings per share is included in the supplemental information attached to this release.

	Fully Diluted EPS
	Per Share range		% Growth range
GAAP Earnings Per Share
Q4 2008 - diluted earnings per share	$0.19	$0.29	-42%	-12%
Full year 2008 - diluted earnings per share	$1.03	$1.13	-9%	0%

Adjusted Earnings Per Share
Q4 2008 - diluted earnings per share	$0.24	$0.34	-35%	-8%
Full year 2008 - diluted earnings per share	$1.36	$1.46	5%	12%

Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. These statements are forward-looking. Actual results may differ materially, especially in the current uncertain economic environment. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of this release.
Manhattan Associates will make its earnings release and published expectations available on its Web site (www.manh.com). Beginning December 15, 2008, Manhattan Associates will observe a “Quiet Period” during which Manhattan Associates and its representatives will not comment concerning previously published financial expectations. Prior to the start of the Quiet Period, the public can continue to rely on the expectations published in this 2008 Guidance section as still being Manhattan Associates’ current expectation on matters covered, unless Manhattan Associates publishes a notice stating otherwise. During the Quiet Period, previously published expectations should be considered historical only, speaking only as of or prior to the Quiet Period, and Manhattan Associates disclaims any obligation to update any previously published financial expectations during the Quiet Period. The Quiet Period will extend until the date when Manhattan Associates’ next quarterly earnings release is published, currently scheduled for the first week of February 2009.
CONFERENCE CALL
The Company’s conference call regarding its third quarter financial results will be held at
4:30 p.m. Eastern Time on Tuesday, October 21, 2008 after the market closes. Investors are invited to listen to a live webcast of the conference call through the investor relations section of Manhattan Associates’ website. To listen to the live webcast, please go to Manhattan’s website, www.manh.com, at least 15 minutes before the call to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay can be accessed shortly after the call by dialing +1.800.642.1687 in the U.S. and Canada, or +1.973.200.3379 outside the U.S., and entering the conference identification number 65476910, or via www.manh.com. The phone replay will be available for two weeks after the call, and the Internet broadcast will be available until Manhattan Associates’ fourth quarter 2008 earnings release.
GAAP VERSUS NON-GAAP PRESENTATION
The Company provides adjusted operating income, adjusted net income and adjusted earnings per share in this press release as additional information regarding the Company’s operating results. These measures are not in accordance with — or an alternative for — GAAP, and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that the presentation of these non-GAAP financial measures facilitates investors’ understanding of its historical operating trends, because it provides important supplemental measurement information in evaluating the operating results of its business, as distinct from results that include items that are not indicative of ongoing operating results. The Company consequently believes that the presentation of these non-GAAP financial measures provides investors with useful insight into its profitability. This release should be read in conjunction with its Form 8-K earnings release filing for the quarter ended September 30, 2008.
The non-GAAP adjusted operating income, adjusted net income and adjusted earnings per share exclude the impact of acquisition-related costs and the amortization thereof, the recapture of previously recognized sales tax expense, stock option expense under SFAS 123(R), and asset impairment charges, all net of income tax effects, and unusual tax adjustments. A reconciliation of the Company’s GAAP financial measures to non-GAAP adjustments is included in the supplemental information attached to this release.
The Company has also presented its revenue, operating income and adjusted operating income growth between periods excluding the effect of changes in exchange rates between the U.S. dollar and the functional currencies of its foreign subsidiaries. Certain information regarding the effect of currency exchange rate fluctuation on results is included in note 5 to the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES, INC.
Manhattan Associates continues to deliver on its 17-year heritage of providing global supply chain excellence to more than 1,200 customers worldwide that consider supply chain optimization core to their strategic market leadership. The company’s supply chain innovations include: Manhattan SCOPE™, a portfolio of software solutions and technology that leverages a Supply Chain Process Platform to help organizations optimize their supply chains from planning through execution; Manhattan ILS™, a portfolio of distribution management and transportation management solutions built on Microsoft® .NET technology; and Manhattan Carrier™, a suite of supply chain solutions specifically addressing the needs of the motor carrier industry. For more information, please visit www.manh.com.
This press release may contain “forward-looking statements” relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, technical difficulties, market acceptance, availability of technical personnel, changes in customer requirements, risks of international operations and general economic conditions. Additional risk factors are set forth in Item 1A. of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.
###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenue:
Software license	$13,802	$17,303	$51,479	$54,454
Services	60,023	58,437	182,149	169,100
Hardware and other	8,911	8,849	27,922	28,854

Total Revenue	82,736	84,589	261,550	252,408

Costs and Expenses:
Cost of license	1,528	1,599	4,313	4,045
Cost of services	29,376	28,348	90,512	81,631
Cost of hardware and other	7,036	7,286	22,619	24,511
Research and development	12,546	11,887	36,911	35,316
Sales and marketing	11,579	13,079	39,827	40,177
General and administrative	9,099	8,397	27,037	24,926
Depreciation and amortization	3,125	3,406	9,531	10,261
Asset impairment charges	5,205	—	5,205	—

Total costs and expenses	79,494	74,002	235,955	220,867

Operating income	3,242	10,587	25,595	31,541

Other income, net	927	1,619	3,878	3,009

Income before income taxes	4,169	12,206	29,473	34,550
Income tax provision	(140)	4,321	8,653	12,253

Net income	$4,309	$7,885	$20,820	$22,297

Basic earnings per share	$0.18	$0.31	$0.86	$0.84
Diluted earnings per share	$0.18	$0.29	$0.84	$0.80

Weighted average number of shares:
Basic	24,069	25,739	24,246	26,536
Diluted	24,568	26,879	24,736	27,723

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Operating income	$3,242	$10,587	$25,595	$31,541
Stock option expense (a)	1,399	1,224	4,075	3,475
Purchase amortization (b)	769	1,180	2,494	3,570
Sales tax recoveries (c)	—	(269)	(234)	(1,292)
Asset impairment charges (d)	5,205	—	5,205	—

Adjusted operating income (Non-GAAP)	$10,615	$12,722	$37,135	$37,294

Income tax provision	$(140)	$4,321	$8,653	$12,253
Stock option expense (a)	486	435	1,416	1,234
Purchase amortization (b)	267	419	867	1,267
Sales tax recoveries (c)	—	(96)	(81)	(459)
Asset impairment charges (d)	(94)	—	(94)	—
Unusual tax adjustments (e)	2,651	—	2,651	—

Adjusted income tax provision (Non-GAAP)	$3,170	$5,079	$13,412	$14,295

Net income	$4,309	$7,885	$20,820	$22,297
Stock option expense (a)	913	789	2,659	2,241
Purchase amortization (b)	502	761	1,627	2,303
Sales tax recoveries (c)	—	(173)	(153)	(833)
Asset impairment charges (d)	5,299	—	5,299	—
Unusual tax adjustments (e)	(2,651)	—	(2,651)	—

Adjusted Net income (Non-GAAP)	$8,372	$9,262	$27,601	$26,008

Diluted EPS	$0.18	$0.29	$0.84	$0.80
Stock option expense (a)	0.04	0.03	0.11	0.08
Purchase amortization (b)	0.02	0.03	0.07	0.08
Sales tax recoveries (c)	—	(0.01)	(0.01)	(0.03)
Asset impairment charges (d)	0.22	—	0.21	—
Unusual tax adjustments (e)	(0.11)	—	(0.11)	—

Adjusted Diluted EPS (Non-GAAP)	$0.34	$0.34	$1.12	$0.94

Fully Diluted Shares	24,568	26,879	24,736	27,723

(a)	SFAS 123(R) requires us to expense stock options issued to employees. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results. The stock option expense is included in the following GAAP operating expense lines for the three and nine months ended September 30, 2008 and 2007:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Cost of services	$119	$108	$358	$321
Research and development	199	160	591	474
Sales and marketing	435	375	1,281	1,115
General and administrative	646	581	1,845	1,565

Total stock option expense	$1,399	$1,224	$4,075	$3,475

(b)	Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	Adjustment represents recoveries of previously expensed sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of any event occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

(d)	During the quarter ended September 30, 2008, we recorded an impairment charge of $1.7 million, writing down the remaining balance of a $2.0 million investment in a technology company we made in July 2003. We recorded the additional impairment due to a down round of financing in which our preferred share ownership was converted into common stock, eliminating our preference rights associated with liquidation, thereby substantially impairing our ability to recoup our investment. In addition, we recorded an impairment charge of $3.5 million on an investment in an auction rate security. We reduced the carrying value to zero due to credit downgrades of the underlying issuer and the bond insurer as well as increasing publicly reported exposure to bankruptcy risk by the issuer. We do not include these impairment charges in our assessment of our operating results. Due to the unusual nature of these items and consistent with our past treatment, we have excluded the effect of these impairments from adjusted non-GAAP results because they are not indicative of ongoing operating performance.

(e)	The majority of the adjustment represents release of income tax reserves resulting from expiration of tax audit statutes for U.S. federal income tax returns filed for 2004 and prior. In the quarter, we completed our IRS audit examination for the 2005 return identifying no significant contingencies or errors. Because we recorded the majority of the income tax reserves through retained earnings in conjunction with the adoption of FIN 48 on January 1, 2007, the release of the reserves would overstate the current period net income derived from our core operations. The reserve reversal is partially offset by $0.6 million tax expense on the repatriation of cash from a foreign subsidiary associated with the settlement of several large intercompany balances in order to reduce the unrealized foreign exchange gain/loss volatility in other income. The majority of the large intercompany balances were associated with a non-operating legal entity in Europe. We do not include this tax in our assessment of our operating performance as it does not relate to our core operations. Thus, we have excluded these tax adjustments from adjusted non-GAAP results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30,	December 31,
	2008	2007
ASSETS

Current Assets:
Cash and cash equivalents	$79,802	$44,675
Short term investments	—	17,904
Accounts receivable, net of allowance of $4,832 and $6,618 in 2008 and 2007, respectively	71,078	72,534
Deferred income taxes	6,577	6,602
Prepaid expenses and other current assets	8,325	8,646

Total current assets	165,782	150,361

Property and equipment, net	23,606	24,421
Long-term investments	3,033	10,193
Acquisition-related intangible assets, net	7,197	9,691
Goodwill, net	62,281	62,285
Deferred income taxes	9,797	9,846
Other assets	2,865	4,863

Total assets	$274,561	$271,660

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,998	$9,112
Accrued compensation and benefits	16,436	19,357
Accrued and other liabilities	11,868	10,040
Deferred revenue	33,978	31,817
Income taxes payable	7,399	8,156

Total current liabilities	78,679	78,482

Other non-current liabilities	8,650	7,473

Shareholders’ equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2008 or 2007	—	—
Common stock, $.01 par value; 100,000,000 shares authorized; 24,222,343 and 24,899,919 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	240	249
Additional paid-in capital	2,515	17,744
Retained earnings	186,009	165,189
Accumulated other comprehensive (loss) income	(1,532)	2,523

Total shareholders’ equity	187,232	185,705

Total liabilities and shareholders’ equity	$274,561	$271,660

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30,
	2008	2007
Operating activities:
Net income	$20,820	$22,297
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,531	10,261
Asset impairment charge	5,205	—
Stock compensation	6,616	4,939
Loss on disposal of equipment	41	26
Tax benefit of stock awards exercised/vested	181	1,596
Excess tax benefits from stock based compensation	(81)	(607)
Deferred income taxes	—	(742)
Unrealized foreign currency gain	(743)	(880)
Changes in operating assets and liabilities:
Accounts receivable, net	1,131	(11,341)
Other assets	266	2,228
Accounts payable, accrued and other liabilities	1,249	(7,173)
Income taxes	(752)	(1,304)
Deferred revenue	2,059	3,261

Net cash provided by operating activities	45,523	22,561

Investing activities:
Purchase of property and equipment	(6,818)	(7,934)
Net maturities of investments	21,558	63,185

Net cash provided by investing activities	14,740	55,251

Financing activities:
Purchase of common stock	(25,053)	(74,932)
Excess tax benefits from stock based compensation	81	607
Proceeds from issuance of common stock from options exercised	3,018	9,356

Net cash used in financing activities	(21,954)	(64,969)

Foreign currency impact on cash	(3,182)	1,239

Net change in cash and cash equivalents	35,127	14,082
Cash and cash equivalents at beginning of period	44,675	18,449

Cash and cash equivalents at end of period	$79,802	$32,531

Supplemental disclosures of cash flow information- noncash investing activity:
Tenant improvements funded by landlord	$—	$7,918

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
1.	GAAP and Adjusted Earnings per share by quarter are as follows:

	2007				2008			2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD
GAAP Diluted EPS	$0.19	$0.32	$0.29	$0.33	$0.30	$0.37	$0.18	$0.80	$0.84
Adjustments to GAAP:
Stock option expense	0.03	0.03	0.03	0.02	0.03	0.04	0.04	0.08	0.11
Purchase amortization	0.03	0.03	0.03	0.03	0.02	0.02	0.02	0.08	0.07
Sales tax recoveries	(0.01)	(0.02)	(0.01)	—	(0.01)	—	—	(0.03)	(0.01)
Asset impairment charge	—	—	—	—	—	—	0.22	—	0.21
Unusual tax adjustments	—	—	—	—	—	—	(0.11)	—	(0.11)

Adjusted Diluted EPS	$0.23	$0.36	$0.34	$0.37	$0.35	$0.42	$0.34	$0.94	$1.12

2.	Revenues and operating income (loss) by reportable segment are as follows (in thousands):

	2007				2008			2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD
Revenue:
Americas	$68,446	$75,599	$69,850	$70,427	$72,129	$73,551	$67,957	$213,895	$213,637
EMEA	5,844	9,809	10,463	10,733	12,028	11,961	10,083	26,116	34,072
APAC	3,900	4,221	4,276	3,833	4,167	4,978	4,696	12,397	13,841

	$78,190	$89,629	$84,589	$84,993	$88,324	$90,490	$82,736	$252,408	$261,550

GAAP Operating Income (Loss):
Americas	$8,734	$12,338	$8,894	$10,334	$7,065	$10,643	$1,618	$29,966	$19,326
EMEA	(1,321)	1,145	1,432	1,166	2,055	2,215	1,292	1,256	5,562
APAC	(131)	189	261	17	(31)	406	332	319	707

	$7,282	$13,672	$10,587	$11,517	$9,089	$13,264	$3,242	$31,541	$25,595

Adjustments (pre-tax):
Americas:
Stock option expense	$1,082	$1,090	$1,184	$816	$1,267	$1,335	$1,361	$3,356	$3,963
Purchase amortization	1,195	1,195	1,180	1,083	881	844	769	3,570	2,494
Sales tax recoveries	(373)	(650)	(269)	(146)	(234)	—	—	(1,292)	(234)
Asset impairment charge	—	—	—	—	—	—	5,205	—	5,205

	$1,904	$1,635	$2,095	$1,753	$1,914	$2,179	$7,335	$5,634	$11,428

EMEA:
Stock option expense	$39	$40	$40	$(17)	$37	$37	$38	$119	$112

	$39	$40	$40	$(17)	$37	$37	$38	$119	$112

Total Adjustments	$1,943	$1,675	$2,135	$1,736	$1,951	$2,216	$7,373	$5,753	$11,540

Adjusted non-GAAP Operating Income (Loss):
Americas	$10,638	$13,973	$10,989	$12,087	$8,979	$12,822	$8,953	$35,600	$30,754
EMEA	(1,282)	1,185	1,472	1,149	2,092	2,252	1,330	1,375	5,674
APAC	(131)	189	261	17	(31)	406	332	319	707

	$9,225	$15,347	$12,722	$13,253	$11,040	$15,480	$10,615	$37,294	$37,135

3.	Our services revenue consists of fees generated from professional services and customer support and software enhancements related to our software products as follows (in thousands):

	2007				2008			2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD
Professional services	$38,831	$39,865	$41,488	$38,946	$41,718	$42,866	$40,693	$120,184	$125,277
Customer support and software enhancements	15,969	15,998	16,949	18,107	18,119	19,423	19,330	48,916	56,872

Total services revenue	$54,800	$55,863	$58,437	$57,053	$59,837	$62,289	$60,023	$169,100	$182,149

4.	Hardware and other revenue includes the following items (in thousands):

	2007				2008			2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD
Hardware revenue	$6,666	$7,270	$5,614	$5,661	$7,141	$5,428	$5,756	$19,550	$18,325
Billed Travel	2,971	3,098	3,235	3,702	3,034	3,408	3,155	9,304	9,597

Total Hardware and other revenue	$9,637	$10,368	$8,849	$9,363	$10,175	$8,836	$8,911	$28,854	$27,922

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
5.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2007				2008			2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD
Revenue	$748	$992	$1,049	$1,231	$1,131	$1,189	$132	$2,789	$2,452
Costs and Expenses	858	1,306	1,629	1,892	1,601	911	(500)	3,793	2,012

Operating Income	(110)	(314)	(580)	(661)	(470)	278	632	(1,004)	440
Foreign currency gains (losses) in other income	(22)	(602)	897	892	1,641	299	542	273	2,482

	$(132)	$(916)	$317	$231	$1,171	$577	$1,174	$(731)	$2,922

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2007				2008			2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD
Operating Income	$(14)	$(443)	$(693)	$(725)	$(619)	$59	$711	$(1,150)	$151
Foreign currency gains (losses) in other income	(82)	(536)	(312)	(248)	94	385	787	(930)	1,266

Total impact of changes in the Indian Rupee	$(96)	$(979)	$(1,005)	$(973)	$(525)	$444	$1,498	$(2,080)	$1,417

6. Other income includes the following components (in thousands):

	2007				2008			2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD
Interest income	$1,114	$900	$722	$707	$660	$351	$385	$2,736	$1,396
Foreign currency gains (losses)	(22)	(602)	897	892	1,641	299	542	273	2,482

Total other income	$1,092	$298	$1,619	$1,599	$2,301	$650	$927	$3,009	$3,878

7.	Capital expenditures are as follows (in thousands):

	2007				2008			2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	YTD	YTD
Capital expenditures	$2,956	$3,511	$1,467	$1,467	$2,716	$2,844	$1,258	$7,934	$6,818

8.	Stock Repurchase Activity

During 2008, we repurchased approximately 1.1 million shares of common stock totaling $25.0 million at an average price of $23.72. In 2007 for the full year, we repurchased 3.6 million shares of common stock totaling $100 million at an average price of $28.05.
9.	Effective Tax Rate Reconciliation for GAAP and Adjusted Results (in thousands except tax rate and per share data):

	Three Months Ended September 30, 2008					Nine Months Ended September 30, 2008
	Income					Income
	before	Income				before	Income
	income	tax	Net	Diluted	Effective	income	tax	Net	Diluted	Effective
	taxes	provision	income	EPS	Tax Rate	taxes	provision	income	EPS	Tax Rate
GAAP results before impairment charges	$9,374	$3,257	$6,117	$0.25	34.75%	$34,678	$12,050	$22,628	$0.91	34.75%
Impairment of technology investment (a)	(1,730)	94	(1,824)	(0.07)		(1,730)	94	(1,824)	(0.07)
Impairment of auction rate security (a)	(3,475)	—	(3,475)	(0.14)		(3,475)	—	(3,475)	(0.14)
Provision to return adjustments (b)		(840)	840	0.03			(840)	840	0.03
Unusual tax adjustments (c)		(2,651)	2,651	0.11			(2,651)	2,651	0.11

GAAP results- reported	$4,169	$(140)	$4,309	$0.18	-3.35%	$29,473	$8,653	$20,820	$0.84	29.36%

Adjusted results	$11,542	$4,010	$7,532	$0.31	34.74%	$41,013	$14,252	$26,761	$1.08	34.75%
Provision to return adjustments (b)		(840)	840	0.03			(840)	840	0.03

Adjusted results- reported	$11,542	$3,170	$8,372	$0.34	27.46%	$41,013	$13,412	$27,601	$1.12	32.70%

(a)	During the quarter ended September 30, 2008, we recorded an impairment charge of $1.7 million, writing down the remaining balance of a $2.0 million investment in a technology company we made in July 2003. We recorded the additional impairment due to a down round of financing in which our preferred share ownership was converted into common stock, eliminating our preference rights associated with liquidation, thereby substantially impairing our ability to recoup our investment. In addition, we recorded an impairment charge of $3.5 million on an investment in an auction rate security. We reduced the carrying value to zero due to credit downgrades of the underlying issuer and the bond insurer as well as increasing publicly reported exposure to bankruptcy risk by the issuer. We recorded a tax valuation allowance against these capital losses as we do not have any future capital gains to offset these losses.

(b)	Provision to return adjustments include the true-up of the 2007 tax provision to the 2007 tax return filed in the third quarter of 2008. The majority of the adjustments relate to research and development and job training tax credits.

(c)	The majority of the adjustment represents release of income tax reserves resulting from expiration of tax audit statutes for U.S. federal income tax returns filed for 2004 and prior. In the quarter, we completed our IRS audit examination for the 2005 return identifying no significant contingencies or errors. The reserve reversal is partially offset by $0.6 million tax expense on the repatriation of cash from a foreign subsidiary associated with the settlement of several large intercompany balances in order to reduce the unrealized foreign exchange gain/loss volatility in other income. The majority of the large intercompany balances were associated with a non-operating legal entity in Europe.